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                                    EXHIBIT
                                     10.42


                  Agreement, dated as of December 31, 1997, between the
              Company and Stone Pine Colorado, LLC relating to the
                     issuance of Series B Preferred Shares.
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                                   AGREEMENT



         This Agreement is made as of December 31, 1997, between Consolidated Capital of North America, Inc. (the "Company") and Stone Pine Colorado, LLC ("SPC") .
                                   WITNESSETH

         WHEREAS, the Company is indebted to SPC for $317,500 (the "Indebtedness"); and

         WHEREAS, the Company desires to issue Preferred Shares in exchange for the cancellation of such Indebtedness;

         WHEREAS, SPC is willing to accept Preferred Shares of the Company in exchange for cancellation of such Indebtedness;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants made herein, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Issuance of the Shares. Simultaneously with the execution of this Agreement, the Company agrees to issue to SPC 317,500 Series B Preferred Shares of the Company having the terms set forth in Annex A hereto (the "Shares") in consideration of the cancellation of the Indebtedness owed by the Company to SPC.

         2. Investment Intent. SPC acknowledges that it is acquiring the Shares for investment purposes only, and acknowledges that (A) the Shares and the Common Shares of the Company into which the Shares are convertible (the "Conversion Shares") have not been registered under federal securities laws or state securities laws, and accordingly, constitute "restricted securities" for purposes of federal and state securities laws, (B) SPC will not be able to transfer the Shares or Conversion Shares except upon compliance with the registration requirements of


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federal and state securities laws or exemptions therefrom, and (C) the certificate evidencing the Shares and the Conversion Shares will contain a legend to the foregoing effect.

         3. Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of Colorado.

         4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement as of the date first above written.



                                           CONSOLIDATED CAPITAL
                                           OF NORTH AMERICA, INC

                                           By:/s/ Donald R. Jackson
                                              -----------------------------
                                                Donald R. Jackson
                                                Secretary, Treasurer and
                                                Chief Financial Officer

                                           STONE PINE COLORADO, LLC

                                           By:    /s/ Paul Bagley
                                                 --------------------------
                                                      Paul Bagley
                                                      Manager